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As filed with the Securities Exchange Commission on October 22, 2003

File No. 333-63656

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cornerstone Realty Fund, LLC
(Exact name of registrant as specified in its governing instruments)

4590 MacArthur Blvd., Suite 610
Newport Beach, CA 92660
(949) 852-1007
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Terry G. Roussel
4590 MacArthur Blvd., Suite 610
Newport Beach, CA 92660
(949) 852-1007
(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service of process)

Copies to:
Karen N. Winnett, Esq.
Preston Gates & Ellis LLP
1900 Main Street, Suite 600
Irvine, CA 92614-7319
(949) 253-0900

        This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

        The purpose of this Post-Effective Amendment No. 4 (this "Amendment") to the Registration Statement on Form S-11 (Registration No. 333-63656) (the "Registration Statement") of Cornerstone Realty Fund, LLC is to deregister 73,884 limited liability company units registered pursuant to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on October 14, 2003.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC Its Managing Member

By:	CORNERSTONE VENTURES, INC. Its Manager

	By:	/s/ TERRY G. ROUSSEL Terry G. Roussel, President (Principal Executive Officer)

	By:	/s/ GARY W. NIELSON Gary W. Nielson, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ TERRY G. ROUSSEL Terry G. Roussel	Director of Cornerstone Ventures, Inc.	October 14, 2003
/s/ ROBERT C. PETERSON Robert C. Peterson	Director of Cornerstone Ventures, Inc.	October 14, 2003
/s/ ALFRED J. PIZZURRO Alfred J. Pizzurro	Director of Cornerstone Ventures, Inc.	October 14, 2003
/s/ JOSEPH H. HOLLAND Joseph H. Holland	Director of Cornerstone Ventures, Inc.	October 14, 2003
/s/ TIMOTHY C. COLLINS Timothy C. Collins	Director of Cornerstone Ventures, Inc.	October 13, 2003
/s/ WILLIAM H. MCFARLAND William H. McFarland	Director of Cornerstone Ventures, Inc.	October 14, 2003
/s/ MICHAEL L. MEYER Michael L. Meyer	Director of Cornerstone Ventures, Inc.	October 16, 2003
/s/ ROBERT E. WITT Robert E. Witt	Director of Cornerstone Ventures, Inc.	October 20, 2003

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DEREGISTRATION OF SECURITIES
SIGNATURES